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Exhibit 10.27

Abbott Laboratories

Description of Base Salary of Named Executive Officers

        Set forth below are the base salaries, effective December 31, 2007 and March 1, 2008, of the chief executive officer, chief financial officer, and Holger Liepmann, all of whom were named executive officers in 2007.

Miles D. White
Chairman of the Board and Chief Executive Officer

Base Salary
December 31, 2007	$1,738,000
March 1, 2008	$1,807,500

Thomas C. Freyman
Executive Vice President, Finance and
Chief Financial Officer

Base Salary
December 31, 2007	$858,000
March 1, 2008	$892,300

Holger Liepmann
Executive Vice President,
Global Nutrition

Base Salary
December 31, 2007	$676,000
March 1, 2008	$703,000

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  Exhibit 10.27
Abbott Laboratories Description of Base Salary of Named Executive Officers